Exhibit 99.1

Keryx Biopharmaceuticals, Inc. Announces Second Quarter 2010 Financial Results

Keryx to Host Investor Conference Call Tomorrow, Monday, August 9, 2010 at 8:30am EDT

NEW YORK, August 8, 2010 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of life-threatening diseases, including cancer and renal disease (the “Company”), today announced its results for the second quarter ended June 30, 2010.

At June 30, 2010, the Company had cash, cash equivalents, interest receivable and investment securities of $31.7 million, as compared to $35.9 million at December 31, 2009.

The net loss for the second quarter ended June 30, 2010 was $5.2 million, or $0.09 per diluted share, compared to net income of $14.1 million, or $0.29 per diluted share, for the second quarter in 2009, representing a change in net (loss) income of $19.3 million.  The three months ended June 30, 2009 included $18.0 million in license revenue related to an amendment to the September 2007 sublicense agreement with Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. (JT/Torii) which eliminated the Company’s significant ongoing obligations included in the original agreement.  The three months ended June 30, 2010 included a $1.4 million increase in research and development expenses related to KRX-0401 (perifosine) and Zerenex as compared to the comparable period last year, primarily related to the Company’s ongoing Phase 3 clinical development programs. The net loss for the second quarter ended June 30, 2010, included $0.7 million of non-cash compensation expense related to equity incentive grants.

The net loss for the six months ended June 30, 2010 was $9.2 million, or $0.16 per diluted share, compared to net income of $14.6 million, or $0.30 per diluted share, for the comparable period in 2009, representing a change in net (loss) income of $23.8 million.  The six months ended June 30, 2009 included $18.0 in license revenue related to an amendment to the September 2007 sublicense agreement with JT/Torii, as discussed above, and a $3.0 million milestone payment from JT/Torii earned in the first quarter of 2009. The six months ended June 30, 2010 included a $2.5 million increase in research and development expenses related to KRX-0401 (perifosine) and Zerenex as compared to the comparable period last year, primarily related to the Company’s ongoing Phase 3 clinical development programs.  The net loss for the six months ended June 30, 2010, included $1.3 million of non-cash compensation expense related to equity incentive grants.

Commenting on the quarter, Ron Bentsur, the Company's Chief Executive Officer, said, "During the second quarter we continued to make significant progress with each of our three Phase 3 programs, all being conducted pursuant to SPAs."  Mr. Bentsur continued, "With sufficient capital to conduct and complete each of these programs, we believe that Keryx is poised for continued success with the goal of bringing perifosine and Zerenex to the patients who would benefit from them."

The Company will host an investor conference call tomorrow, Monday, August 9, 2010, at 8:30am EDT, to discuss the Company’s second quarter financial results and provide a business outlook for the remainder of 2010.

In order to participate in the conference call, please call 1-877-869-3847 (U.S.), 1-201-689-8261 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of life-threatening diseases, including cancer and renal disease. Keryx is developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that inhibits Akt activation in the phosphoinositide 3-kinase (PI3K) pathway, and also affects a number of other key signal transduction pathways, including the JNK pathway, all of which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 has demonstrated both safety and clinical efficacy in several tumor types, both as a single agent and in combination with novel therapies. KRX-0401 is currently in Phase 3 clinical development for both refractory advanced colorectal cancer and multiple myeloma, and in Phase 1 and 2 clinical development for several other tumor types. Each of the KRX-0401 Phase 3 programs are being conducted under Special Protocol Assessment (SPA) agreements with the FDA. Keryx is also developing Zerenex(TM) (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. The Phase 3 clinical program of Zerenex in the treatment for hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease is being conducted pursuant to an SPA agreement with the FDA. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to complete cost-effective clinical trials or meet the projected development timelines for the drug candidates in our pipeline, including KRX-0401 (perifosine) and Zerenex (ferric citrate); or the effect on our stock value of the other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com
Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(In Thousands, Except Share and Per Share Amounts)

Statements of Operations Information (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUE:
License revenue	$--	$18,289	$--	$21,616
Service revenue	--	--	--	3
Other revenue	--	75	--	75
TOTAL REVENUE	--	18,364	--	21,694

OPERATING EXPENSES:
Research and development:
Non-cash compensation	434	361	676	562
Other research and development	3,129	1,456	5,683	2,830
Total research and development	3,563	1,817	6,359	3,392

General and administrative:
Non-cash compensation	261	1,028	668	1,398
Other general and administrative	1,356	1,528	2,254	2,569
Total general and administrative	1,617	2,556	2,922	3,967

TOTAL OPERATING EXPENSES	5,180	4,373	9,281	7,359

OPERATING (LOSS) INCOME	(5,180)	13,991	(9,281)	14,335

OTHER INCOME:
Interest and other income, net	26	141	112	248

NET (LOSS) INCOME	$(5,154)	$14,132	$(9,169)	$14,583

NET (LOSS) INCOME PER COMMON SHARE
Basic	$(0.09)	$0.30	$(0.16)	$0.30

Diluted	$(0.09)	$0.29	$(0.16)	$0.30

SHARES USED IN COMPUTING NET (LOSS) INCOME PER COMMON SHARE
Basic	58,426,995	47,855,425	57,658,247	47,854,664

Diluted	58,426,995	48,189,552	57,658,247	48,149,600

Balance Sheet Information:
	June 30, 2010 (unaudited)	December 31, 2009*
Cash, cash equivalents, interest receivable
and short-term investment securities	$31,703	$34,000
Long-term investment securities	--	1,914
Total assets	36,281	40,818
Accumulated deficit	(330,602)	(321,433)
Stockholders’ equity	27,253	32,097

* Condensed from audited financial statements.